UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29, 2006

Date of Report (Date of earliest event reported)

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

981 Calle Amanecer

San Clemente, California 92673

(Address of principal executive offices) (Zip Code)

(949) 361-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 29, 2006, following an amendment to the Company’s Amended and Restated Bylaws to increase the authorized number of directors from five to nine (as described in Item 5.03 below), the Company’s board of directors elected Daniel S. Durrie, M.D. and Neil J. Laird as directors to fill two of the recently created vacancies. The board of directors also nominated Mr. Laird and Dr. Durrie, along with the current members of the board of directors, to be elected by stockholders at the Company’s upcoming annual stockholders meeting, which will be held on April 20, 2006. Dr. Durrie was also elected to serve on the Compensation Committee and the Nominating and Corporate Governance Committee of the board. Mr. Laird was elected to serve on the Audit Committee and the Compensation Committee. The board of directors determined that both Dr. Durrie and Mr. Laird are independent directors under applicable NASDAQ and SEC rules and regulations. Pursuant to the terms of the Company’s 2002 Stock Incentive Plan, upon their election to the board each of Dr. Durrie and Mr. Laird received an automatic option grant to purchase 22,500 shares of the Company’s common stock at the closing price $9.06 on March 29, 2006.

Also on March 29, 2006, Robert E. Grant, the Company’s President and Chief Executive Officer since 2004, was appointed Acting Chairman of the Board of Directors. The Company’s former Chairman of the Board, Federico Pignatelli, will remain a member of the board of directors and was named Chairman Emeritus in honor of his more than 14 years of service on the board. In addition, Mr. George V. d’Arbeloff, a member of the board of directors since 1996, was appointed Lead Independent Director.

Item 5.03	Amendments to Bylaws

Effective March 29, 2006, the Company’s board of directors adopted an amendment to the Company’s Amended and Restated Bylaws. The amendment modified Article III, Section 3.2 of the Bylaws, to increase the maximum number of authorized directors on the Board from five to nine. A copy of the amendment has been filed as Exhibit 3.1 to this report on Form 8-K.

Item 8.01	Other Events

Following the amendment to the Company’s Amended and Restated Bylaws described in Item 5.03 above, the board of directors voted to set the number of directors on the Board at seven.

A copy of the press release announcing each of the events described in this report on Form 8-K has been filed as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Amendment to Amended and Restated Bylaws of Biolase Technology, Inc., adopted on March 29, 2006

99.1	Press release of Biolase Technology, Inc., dated March 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE TECHNOLOGY, INC.

Date: April 4, 2006	By:	/s/ Richard L. Harrison
Richard L. Harrison
Executive Vice President, Chief Financial Officer & Secretary